UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014 (January 27, 2014)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of Principal Executive Offices, including Zip Code)

(615) 465-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on January 27, 2014, Community Health Systems, Inc. (“CHS”) completed its acquisition of Health Management Associates, Inc. (“HMA”) through the merger of an indirect, wholly-owned subsidiary of CHS with and into HMA, with HMA becoming an indirect, wholly-owned subsidiary of CHS (the “Merger”).

Effective upon the consummation of the Merger, CHS made certain previously-announced officer appointments, as set forth below.

David L. Miller, age 65, who was previously Division President — Division I Operations of CHS, was appointed to the position of President and Chief Operating Officer of CHS. In that position he oversees CHS’s six operating divisions as well as strategic growth initiatives. The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K with respect to Mr. Miller was included in CHS’s Proxy Statement on Schedule 14A filed with the SEC on April 5, 2013 and is incorporated herein by reference.

W. Larry Cash, age 65, who was previously Executive Vice President and Chief Financial Officer of CHS, was appointed to the position of President of Financial Services and Chief Financial Officer of CHS. The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K with respect to Mr. Cash was included in CHS’s Proxy Statement on Schedule 14A filed with the SEC on April 5, 2013 and is incorporated herein by reference.

Dr. Lynn T. Simon, M.D., age 54, who was previously Senior Vice President and Chief Quality Officer of CHS, was appointed to the position of President of Clinical Services and Chief Quality Officer of CHS. In this role, Dr. Simon has leadership responsibilities for all aspects of clinical operations, including clinical services, nursing, quality and safety, and case management. She also oversees medical staff relations, physician practice management, clinical integration initiatives and medical informatics. Before joining CHS in 2010, Dr. Simon served as vice president of medical affairs at Jewish Hospital in Louisville, Kentucky from 2004 to 2005 and as senior vice president and chief medical officer of Jewish Hospital & St. Mary’s HealthCare from 2005 to 2010, following the merger of Jewish Hospital and St. Mary’s HealthCare. She was a full-time practicing neurologist in Louisville, Kentucky from 1989 until 2005. She has a medical degree from the University of Louisville and a master’s degree in business administration from Bellamine University in Louisville.

Martin J. Bonick, age 40, who was previously Vice President — Division I Operations of CHS, was appointed to the position of Division President — Division I Operations of CHS. In this role, he oversees the management of CHS’s affiliated hospitals in Alabama, Mississippi, North Carolina and Virginia. Mr. Bonick joined CHS in 2011 as a vice president of division operations, bringing more than 17 years of for-profit and non-profit healthcare leadership experience. Prior to joining CHS, Mr. Bonick served as chief executive officer of Jewish Hospital in Louisville, Kentucky from 2008 to 2011 as well as senior vice president of operations for its parent company, Jewish Hospital & St. Mary’s HealthCare. Prior to that, Mr. Bonick served as chief executive officer of Oklahoma State University Medical Center in Tulsa, Oklahoma from 2005 to 2008. He has dual master’s degrees in healthcare administration and information management from Washington University in St. Louis.

Tim L. Hingtgen, age 46, who was previously Vice President — Division IV Operations of CHS, was appointed to the position of Division President — Division IV Operations of CHS. Mr. Hingtgen joined CHS in 2008 as a vice president of division operations. He oversees the management of CHS’s affiliated hospitals in Alaska, Arizona, California, Nevada, New Mexico, Oklahoma, Oregon, Utah, Washington and Wyoming. He has nearly 20 years of healthcare management experience. Prior to joining CHS, Mr. Hingtgen held chief operating officer and chief executive officer positions at for-profit hospitals in Arizona, Indiana and Nevada from 2001 to 2008. He has a master’s degree in business administration from the University of Nevada, Las Vegas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date: January 30, 2014	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
President of Financial Services,
Chief Financial Officer and Director (principal financial officer)